                                                                   Exhibit 10.10

________________________________________________________________________________


                        VLASIC FOODS INTERNATIONAL INC.



                            _______________________



                             ANNUAL INCENTIVE PLAN



                            _______________________



                                                     Dated: ______________, 1998

________________________________________________________________________________

                        VLASIC FOODS INTERNATIONAL INC.
                             ANNUAL INCENTIVE PLAN
                               TABLE OF CONTENTS

Article                                                            Page
-------                                                            ----
I.        PURPOSE AND EFFECTIVE DATE..............................  1
II.       DEFINITIONS.............................................  1
III.      ADMINISTRATION..........................................  2
IV.       PARTICIPATION...........................................  3
V.        AWARDS..................................................  3
VI.       LIMITATIONS.............................................  4
VII.      AMENDMENT, SUSPENSION OR TERMINATION OF
          THE PLAN IN WHOLE OR IN PART............................  4
VIII.     CHANGE IN CONTROL OF THE COMPANY........................  5
IX.       MISCELLANEOUS...........................................  8

                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

          (S)1.1. PURPOSE. The purpose of the Plan is to provide annual financial incentives for selected employees of the Vlasic Foods International Group, thereby promoting the growth and financial success of the Vlasic Foods International Group by (i) attracting and retaining employees of outstanding ability, (ii) strengthening the Vlasic Foods International Group's capability to develop, maintain, and direct a competent management team, (iii) motivating employees to achieve Performance Goals and objectives, and (iv) providing incentive compensation opportunities competitive with those of other major corporations.

          (S)1.2. EFFECTIVE DATE AND EXPIRATION OF PLAN. The Plan was approved by Campbell Soup Company, as the sole shareholder of Vlasic Foods International Inc., and is effective March 30, 1998, which shall be the Effective Date. Unless earlier terminated by the Board, the Plan shall continue indefinitely.

                                  ARTICLE II

                                  DEFINITIONS

     The following words and phrases, as used in the Plan, shall have these meanings:

          (S)2.1.  "BOARD" means the Board of Directors of the Company.

          (S)2.2. "CAUSE" means the termination of a Participant's employment by reason of his or her engaging in conduct that constitutes willful gross misconduct that is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise, misappropriation of funds, willful and material misrepresentation to the directors or officers of his or her employer, gross negligence in the performance of the Participant's duties having a material adverse effect on the business, operations, assets, properties or financial condition of the Company or a Subsidiary, or entering into competition with the Company or a Subsidiary. No act, nor failure to act, on the Participant's part shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company and its Subsidiaries.

          (S)2.3.  "CODE" means the Internal Revenue Code of 1986, as amended.

          (S)2.4. "COMMITTEE" means the Compensation and Organization Committee of the Board. All members of the Committee shall be "Outside Directors," as defined or interpreted for purposes of Section 162(m) of the Code, and "Disinterested Persons," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act").

          (S)2.5. "COMPANY" means Vlasic Foods International Inc. and its successors and assigns.

          (S)2.6. "DEFERRED COMPENSATION PLAN" means the Vlasic Foods International Inc. Deferred Compensation Plan.

          (S)2.7. "ELIGIBLE EMPLOYEE" means a person who is a regular salaried employee of the Vlasic Foods International Group and who, in the opinion of the Committee, is a key employee whose performance can contribute to the success of the Company or a Subsidiary.

          (S)2.8. "FAMILY MEMBER" means the spouse, a child, a stepchild, a parent, a brother or a sister of the Participant, or any other person in such class of relationship to the Participant as the Committee may approve.

          (S)2.9. "PERFORMANCE GOALS" means the goals established by the Committee pursuant to Section 5.1.

          (S)2.10. "PARTICIPANT" means a person to whom an award of incentive compensation has been made under the Plan.

          (S)2.11.  "PRESIDENT" means the President of the Company.

          (S)2.12. "SUBSIDIARY" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

          (S)2.13. "VLASIC FOODS INTERNATIONAL GROUP" means the Company and all of its Subsidiaries on and after the Effective Date.


                                  ARTICLE III

                                 ADMINISTRATION

          (S)3.1. ADMINISTRATION. The Plan shall be administered by the Committee or its delegate or successor. The Committee shall have all necessary powers to administer and interpret the Plan, such powers to include the authority to select Eligible Employees to whom awards may be granted under the Plan and to determine the amount of any award of incentive compensation to be granted to any Eligible Employee.

          (S)3.2. COMMITTEE AUTHORITY. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareowners and any employee of the Company or a Subsidiary.

                                  ARTICLE IV

                                 PARTICIPATION

     Participants in the Plan shall be selected by the Committee from among Eligible Employees, based upon such criteria as the Committee may from time to time determine.

                                   ARTICLE V

                                    AWARDS


          (S)5.1. ESTABLISHMENT OF PERFORMANCE GOALS. Prior to the beginning of each fiscal year after the Effective Date, the Committee shall establish, in writing, Performance Goals for the Company and its various operating units and its Subsidiaries. The goals shall be comprised of specified annual levels of one or more performance criteria as the Committee may deem appropriate. Such goals may include, but shall not be limited to, earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, cash flow, cash return on assets, shareowner return, return on equity, return on capital or other value-based performance measures. The Committee may disregard or offset the effect of any special charges or gains, the cumulative effect of a change in accounting, or the effect of other expenses or losses that are unusual in nature or infrequent in occurrence, in determining the attainment of Performance Goals. Awards may also be made payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies, meets or exceeds an objective target established by the Committee.

          (S)5.2. ESTABLISHMENT OF AWARD CATEGORIES. Prior to the beginning of each fiscal year of the Company, the Committee shall determine the classes of employees eligible to receive awards of incentive compensation based upon job grade and salary levels or such other procedures for eligibility for awards as the Committee may deem desirable. The class of employees determined to be eligible for awards shall not change after the close of the fiscal year.

          (S)5.3. ESTABLISHMENT OF AWARD AMOUNTS. After the close of the fiscal year, the Committee may fix a maximum aggregate dollar amount that may be granted for awards for that fiscal year. The amounts of awards to be granted with respect to particular employees within the eligible classes may be determined after the close of the fiscal year under procedures established by the Committee.

          (S)5.4. GRANT OF AWARDS. The Committee shall, in granting awards to particular Eligible Employees for any fiscal year, take into consideration:

                   (a) the performance of the Company or the organizational unit employing the Eligible Employee based upon attainment of Performance Goals;

                   (b) as among Participants, the contribution of the Participant during the fiscal year to the success of the Company, including the Participant's (i) position and level of responsibility, (ii) business unit, division or department achievements, and (iii) management assessment of individual performance.

No award or awards may be granted to any Participant for any fiscal year that exceeds in the aggregate $3,000,000. The Committee shall have no discretion to increase such awards.

          (S)5.5. COMMITTEE DISCRETION. The Committee shall have complete discretion with respect to the determination of the Eligible Employees to whom awards of incentive compensation shall be granted and the granting of such awards.

          (S)5.6. PAYMENT OF AWARDS. Incentive compensation awards made pursuant to Article V shall be paid entirely in cash as soon as possible after grant approval, unless the Participant is eligible for and has elected to defer receipt of a portion or all of such award in accordance with the terms of the Deferred Compensation Plan.

                                  ARTICLE VI

                                  LIMITATIONS


          (S)6.1. RIGHTS NOT ABSOLUTE. No person shall at any time have any right to be granted an award hereunder for any fiscal year, and no person shall have authority to enter into an agreement committing the Company to make or pay an award, nor shall any person have authority to make any representation or warranty on behalf of the Company with respect thereto.

          (S)6.2. PARTICIPANT RIGHTS LIMITED TO PLAN. Participants receiving awards shall have no rights to such awards except as set forth in this Plan and the Deferred Compensation Plan.

          (S)6.3. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.


                                  ARTICLE VII

                     AMENDMENT, SUSPENSION OR TERMINATION
                        OF THE PLAN IN WHOLE OR IN PART

     The Board may amend, suspend or terminate the Plan in whole or in part; but it may not affect adversely rights or obligations with respect to awards theretofore made.

                                 ARTICLE VIII

                       CHANGE IN CONTROL OF THE COMPANY

          (S)8.1. CONTRARY PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article VIII shall govern and supersede any inconsistent terms or provisions of the Plan.

          (S)8.2. DEFINITION OF "CHANGE IN CONTROL YEAR." For purposes of the Plan, "Change in Control Year" means a fiscal year of the Company in which a Change in Control occurs.

          (S)8.3. DEFINITION OF "CHANGE IN CONTROL". For purposes of the Plan "Change in Control" means any of the following events:

          (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes of this Section 8.3(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

          (b) The individuals who, as of the later of April 1, 1998 or the first date that the membership of the Board reaches seven (7), are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's shareowners, of any new Director was approved by a vote of at least two-thirds of the Incumbent Board, such new Director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

          (c) Approval by shareowners of the Company of (i) a merger or consolidation involving the Company if the shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

          (d) Acceptance by shareowners of the Company of shares in a share exchange if the shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any entity that, immediately prior to such acquisition, is entirely owned (directly or indirectly) by shareowners of the Company in the same proportions as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family shareowner" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family shareowner but only if such Person has executed an agreement that is approved by two-thirds of the Board and pursuant to which such Person has agreed that he or she (or they) will not increase his or her (or their) Beneficial Ownership (directly or indirectly) to thirty percent (30%) or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family shareowner" means at any time a "Dorrance Family shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities beneficially owned by such individual on April 1, 1998, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family shareowner, (y) Voting Securities that are also Beneficially Owned by other Grandfathered Dorrance Family shareowners at the time in question, and (z) Voting Securities acquired after April 1, 1998 other than directly from the Company or from another Grandfathered Dorrance Family shareowner by any "Dorrance Grandchild" (as hereinafter defined); provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities that are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family shareowner at the time in question. For purposes of this Section, "Dorrance Family shareowners" means individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

          Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional

Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          (S)8.4. DEFINITION OF "TERMINATION FOLLOWING A CHANGE IN CONTROL." For purposes of the Plan, "Termination Following a Change in Control" means a termination of employment:

                   (a) initiated by the employer of the Participant, other than for Cause; or

                   (b) initiated by the Participant following one or more of the following events:

                         (i)   an assignment to the Participant of any duties
materially inconsistent with, or a reduction or change by his or her employer in the nature or scope of the authority, duties or responsibilities of the Participant from those assigned to or held by the Participant immediately prior to the Change in Control;

                         (ii)  any removal of the Participant from the positions
held immediately prior to the Change in Control, except in connection with promotions to positions of greater responsibility and prestige;

                         (iii) any reduction by his or her employer in the
Participant's compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter;

                         (iv)  revocation or any modification of any employee
benefit plan, or any action taken pursuant to the terms of any such plan, that materially reduces the opportunity of the Participant to receive benefits under any such plan;

                         (v)   a transfer or relocation of the site of
employment of the Participant immediately preceding the Change in Control, without the Participant's express written consent, to a location more than fifty
(50) miles distant therefrom, or that is otherwise an unacceptable commuting distance from the Participant's principal residence at the date of the Change in Control; or

                         (vi)  a requirement that the Participant undertake
business travel to an extent substantially greater than the Participant's business travel obligations immediately prior to the Change in Control.

          (S)8.5. EFFECT OF CHANGE IN CONTROL. During any Change in Control Year, each Eligible Employee who is a Participant on the date immediately prior to the Change in Control (a) who has a Termination Following a Change in Control prior to the end of the Change in Control Year or (b) who is in the employ of the Company or any Subsidiary on the last day of the Change in Control Year, shall be entitled to receive, within 30 days thereafter, a cash payment equal to the greater of (x) his or her target award for the Change in Control Year or (y) the average of the awards paid or payable under the Plan for the two most recent fiscal years ended prior to the Change in Control Year (the "Award"); provided, however that the amount of the Award to be paid to each Participant as provided in clause (a) above shall be multiplied by a fraction, the numerator of which shall be the number of calendar days from and including the first day of the Change in Control Year through and including the date the Participant's employment is terminated and the denominator of which shall be 365; provided further, however, that the Award to be paid to any Participant who is a party to an individual severance agreement shall be reduced by the amount of any equivalent bonus payment made under such an individual agreement.

          (S)8.6. CONTINUATION OF THE PLAN. For a period of two years following a Change in Control, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting any Eligible Employee's right to participate in the Plan), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any Participant; provided, however, that the Plan shall be amended as necessary to make appropriate adjustments for
(a) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the benefits payable under the Plan and (b) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

          (S)8.7.  AMENDMENT OR TERMINATION.

                   (a) This Article XIII shall not be amended or terminated at any time.

                   (b) Any amendment or termination of the Plan prior to a Change in Control that (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

                                  ARTICLE IX

                                 MISCELLANEOUS


          (S)9.1. NO EMPLOYMENT CONTRACT. The establishment or existence of the Plan shall not confer upon any individual the right to be continued as an employee. The employer expressly reserves the right to discharge any employee whenever in its judgment its best interests so require.

          (S)9.2. NON-ALIENATION. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

          (S)9.3. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey to the extent not preempted by federal law.

          (S)9.3. WITHHOLDING. The employer shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

          (S)9.5. INCAPACITY. If the Committee, in its sole discretion, deems a Participant who is eligible to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Committee may direct the employer to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Committee to disburse the same for the benefit of the Participant. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the employer, the Committee and the Plan to the person for whose benefit the payments are made.

          (S)9.6. NUMBER. For purposes of the Plan, the singular shall include the plural and vice versa.

          (S)9.7. BINDING UPON SUCCESSORS. The liabilities under the Plan shall be binding upon any successor, assign or purchaser of the employer or any purchaser of substantially all of the assets of the employer.

          (S)9.8. TRUST ARRANGEMENT All benefits under the Plan represent an unsecured promise to pay by the Company and Subsidiaries. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company and its respective Subsidiaries, resulting in the Participants having no greater rights than the general creditors of the Company or such Subsidiaries. Notwithstanding the foregoing, nothing herein shall prevent or prohibit the Company or the respective Subsidiaries from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan at any time.